Exhibit 99.1
Grid Dynamics Reports Fourth Quarter and Full Year 2024 Financial Results
Fourth Quarter Revenue of $100.3 million and Full Year Revenue of $350.6 million
San Ramon Calif. – February 20, 2025 – Grid Dynamics Holdings, Inc. (NASDAQ: GDYN) (“Grid Dynamics” or the “Company”), a leader in enterprise-level artificial intelligence and digital transformation, today announced its results for the fourth quarter and full year ended December 31, 2024.
We are pleased to report fourth quarter 2024 revenues of $100.3 million, exceeding our October 2024 outlook range of $95.0 million to $97.0 million. On a year-over-year basis, our fourth quarter revenues grew at 28.5%. For the full year 2024, we generated revenues of $350.6 million, up from $312.9 million in 2023. Our Retail vertical continued to be our largest vertical during the quarter with 32.6% of our fourth quarter revenues. Our Technology, Media and Telecom (“TMT”) and Finance verticals ranked second and third, respectively, each contributing approximately 23.0% of our consolidated revenues, with Finance growing 63.8% and 180.1% on a sequential and year-over-year basis. Strength in the Financial vertical was driven by a combination of increased demand from fintech and insurance customers, as well as our recent acquisitions. Our CPG and Manufacturing vertical, representing 11.2% of our fourth quarter revenues, grew 14.8% and 16.4% on a sequential and year-over-year basis, benefiting both from our organic business and recent acquisitions.
“Grid Dynamics’ revenues and profitability were the highest in the Company’s history, with the fourth quarter marking a significant milestone of $100 million in revenues. These record-breaking results were fueled by customers, both existing and new, across various industry verticals. After setting record levels in second and third quarter, the Company once again achieved its highest-ever billable engineering headcount by the end of the fourth quarter, a strong indicator of future growth.
2025 is off to a great start with increasing demand for our services across our customer base. With this confidence, we are providing full-year 2025 revenue guidance, projecting 20% growth over 2024. To achieve our growth aspirations, we have identified and put into action five key priorities. These include leveraging our strengths in AI and Data, increasing the number of accelerators and technology artifacts, expanding industry diversification, scaling our delivery locations according to our “Follow-the-Sun” model, and deepening our partnerships. Our recent acquisitions of UK-based JUXT and Argentina-based Mobile Computing are being rapidly integrated, allowing us to pursue new revenue opportunities. These additions strengthen our global footprint, enhance our capabilities and position us for accelerated growth. Our AI initiatives continue to gain significant traction across our customer base, and during the quarter our pipeline of AI opportunities grew to more than 130, representing a 30% increase from last quarter.
We are excited about the opportunities in 2025. Our foundation is strong, and I am confident that we will successfully execute our strategy,” said Leonard Livschitz, CEO.
Fourth Quarter of 2024 Financial Highlights
•Total revenues were $100.3 million, an increase of 14.7% and 28.5% on a sequential and year-over-year basis, respectively.
•GAAP gross profit was $37.0 million, or 36.9% of revenues, in the fourth quarter of 2024, compared to $28.1 million, or 36.0% of revenues, in the prior year period. Non-GAAP gross profit was $37.6 million, or 37.5% of revenues, in the fourth quarter of 2024, compared to $28.6 million, or 36.6% of revenues, in the fourth quarter of 2023.
•GAAP net income was $4.5 million, or $0.05 per share, based on 83.8 million diluted weighted-average common shares outstanding in the fourth quarter of 2024, compared to $2.9 million, or $0.04 per share, based on 78.0 million diluted weighted-average common shares outstanding in the fourth quarter of 2023.
•Non-GAAP net income for the fourth quarter of 2024 was $10.3 million, or $0.12 per share, based on 83.8 million diluted weighted-average common shares outstanding, compared to $7.5 million, or $0.10 per share, based on 78.0 million diluted weighted-average common shares outstanding, in the prior year period.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, net, fair value adjustments, stock-based compensation, and transaction and transformation-related costs as well as geographic reorganization expenses), a non-GAAP metric, was $15.6 million, compared to non-GAAP EBITDA of $10.7 million in the fourth quarter of 2023.

2024 Full Year Financial Highlights
•Total revenues were $350.6 million, an increase of 12.0% year-over-year.
•GAAP gross profit was $127.0 million, or 36.2% of revenues, compared to GAAP gross profit of $113.1 million, or 36.2% of revenues, in 2023. Non-GAAP gross profit was $129.1 million, or 36.8% of revenues, compared to non-GAAP gross profit of $115.1 million, or 36.8% of revenues, in 2023.
•GAAP net income was $4.0 million, or $0.05 per share, based on 80.0 million diluted weighted-average common shares outstanding, compared to GAAP net loss of $1.8 million, or $(0.02) per share, based on 75.2 million weighted-average common shares outstanding, in 2023.
•Non-GAAP net income for the year ended December 31, 2024 was $37.2 million, or $0.47 per share, based on 80.0 million diluted weighted-average common shares outstanding, compared to non-GAAP net income of $31.7 million, or $0.42 per share, based on 75.2 million diluted weighted-average common shares outstanding, in 2023.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, net, fair value adjustments, stock-based compensation, and transaction and transformation-related costs as well as geographic reorganization expenses), a non-GAAP metric, was $52.5 million, compared to non-GAAP EBITDA of $44.2 million in 2023.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $30.2 million for the year ended December 31, 2024, compared to $41.1 million for the year ended December 31, 2023.
•During the fourth quarter of 2024, we closed a follow-on public offering of common stock, generating $107.6 million of net proceeds, after deducting underwriting discounts and commissions.
•Cash and cash equivalents totaled $334.7 million as of December 31, 2024, compared to $257.2 million as of December 31, 2023.
•Total headcount was 4,730 employees as of December 31, 2024, compared with 3,920 as of December 31, 2023.
Financial Outlook
First Quarter
•The Company expects revenues in the first quarter of 2025 to be in the range of $98.0 to $100.0 million, representing growth of 22.8% to 25.3% on a year-over-year basis. At the midpoint of $99.0 million, the Company expects its first quarter revenue to grow by 24.0% on an year-over-year basis.
•Non-GAAP EBITDA in the first quarter of 2025 is expected to be between $12.9 and $13.9 million.
•For the first quarter of 2025, we expect our basic share count to be in the 84.0-85.0 million range and diluted share count to be in the 89.0-90.0 million range.
Full Year
•The Company expects full year 2025 revenues to be in the range of $415.0 to $435.0 million, representing growth of 18.4% to 24.1% on a year-over-year basis. At the midpoint of $425.0 million, the Company expects the year-over-year growth rate for 2025 revenues to be 21.2%.

Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the first quarter and full year of 2025 because of the difficulty of estimating certain items excluded from non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income/(expense), fair-value adjustments, geographic reorganization expenses, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, February 20, 2025 to discuss its fourth quarter and full year 2024 financial results. Investors and other interested parties can access a webcast of the video conference call on the Investor Relations section of the Company’s website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/.
About Grid Dynamics
Grid Dynamics (NASDAQ: GDYN) is a leading provider of technology consulting, platform and product engineering, and advanced analytics services. Fusing technical vision with business acumen, we enable positive business outcomes for enterprise companies undergoing business transformation by solving their most pressing technical challenges. A key differentiator for Grid Dynamics is our 7+ years of experience and leadership in enterprise AI, supported by profound expertise and ongoing investment in data, analytics, cloud & DevOps, application modernization, and customer experience. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India. Follow us on LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. Grid Dynamics intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected and projected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel in the relevant regions could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics’ filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth in the Company’s most recent Quarterly Report on Form 10-Q, particularly under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND
COMPREHENSIVE INCOME/(LOSS)
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$100,282	$78,069	$350,571	$312,910
Cost of revenues	63,234	49,955	223,566	199,764
Gross profit	37,048	28,114	127,005	113,146

Operating expenses
Engineering, research, and development	5,402	3,863	18,347	14,741
Sales and marketing	7,227	6,422	28,622	24,151
General and administrative	23,158	18,894	82,141	79,834
Total operating expenses	35,787	29,179	129,110	118,726

Income/(loss) from operations	1,261	(1,065)	(2,105)	(5,580)
Interest and other income, net	4,504	2,569	13,160	10,418
Income before income taxes	5,765	1,504	11,055	4,838
Provision for/(benefit from) income taxes	1,241	(1,398)	7,014	6,603
Net income/(loss)	$4,524	$2,902	$4,041	$(1,765)

Foreign currency translation adjustments	(4,095)	785	(4,186)	2,122
Comprehensive income/(loss)	$429	$3,687	$(145)	$357

Income/(loss) per share
Basic	$0.06	$0.04	$0.05	$(0.02)
Diluted	$0.05	$0.04	$0.05	$(0.02)

Weighted average shares outstanding
Basic	80,386	75,690	77,465	75,193
Diluted	83,808	78,033	79,974	75,193

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$334,655	$257,227
Trade receivable, net of allowance of $2,747 and $1,363 as of December 31, 2024 and December 31, 2023, respectively	69,371	53,559
Prepaid expenses and other current assets	19,278	13,194
Total current assets	423,304	323,980
Property and equipment, net	14,018	11,358
Operating lease right-of-use assets, net	12,108	10,446
Intangible assets, net	47,918	26,546
Goodwill	83,407	53,868
Deferred tax assets	8,774	6,418
Other noncurrent assets	2,663	2,549
Total assets	$592,192	$435,165

Liabilities and equity
Current liabilities
Accounts payable	$4,069	$3,621
Accrued compensation and benefits	21,677	19,263
Operating lease liabilities, current	5,420	4,235
Accrued expenses and other current liabilities	24,378	15,104
Total current liabilities	55,544	42,223
Deferred tax liabilities	8,914	3,274
Operating lease liabilities, noncurrent	7,205	6,761
Contingent consideration payable, noncurrent	2,700	—
Total liabilities	74,363	52,258

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 83,608,819 and 75,887,475 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	8	8
Additional paid-in capital	532,578	397,511
Accumulated deficit	(11,845)	(15,886)
Accumulated other comprehensive income/(loss)	(2,912)	1,274
Total stockholders’ equity	517,829	382,907
Total liabilities and stockholders’ equity	$592,192	$435,165

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net income/(loss)	$4,041	$(1,765)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,228	8,926
Operating lease right-of-use assets amortization expense	4,509	3,192
Bad debt expense	2,301	945
Stock-based compensation	34,167	35,516
Deferred income taxes	(4,033)	(4,140)
Other income, net	(3,071)	(3,896)
Changes in assets and liabilities:
Trade receivable	(9,485)	2,084
Prepaid expenses and other assets	(8,319)	(511)
Accounts payable	(1,503)	(538)
Accrued compensation and benefits	(274)	5,260
Operating lease liabilities	(4,542)	(3,135)
Income tax, net	415	(1,836)
Accrued expenses and other current liabilities	1,764	991
Net cash provided by operating activities	30,198	41,093
Cash flows from investing activities
Purchase of property and equipment	(11,766)	(7,870)
Proceeds from sale of equity securities	3,581	—
Purchase of equity securities	—	(250)
Acquisition of business, net of cash acquired	(43,072)	(17,830)
Other investing activities, net	(44)	—
Net cash used in investing activities	(51,301)	(25,950)
Cash flows from financing activities
Proceeds from common stock offering	108,077	—
Proceeds from exercises of stock options	2,254	510
Payments of tax obligations resulted from net share settlement of vested stock awards	(8,697)	(16,831)
Equity issuance costs	(472)	—
Net cash provided by/(used in) financing activities	101,162	(16,321)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,131)	1,676
Net increase in cash, cash equivalents and restricted cash	77,928	498
Cash, cash equivalents and restricted cash, beginning of period	257,227	256,729
Cash, cash equivalents and restricted cash, end of period	$335,155	$257,227

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)
(Continued)

	Year Ended December 31,
	2024	2023
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10,967	$12,365
Supplemental disclosure of non-cash activities
Acquisition fair value of contingent consideration issued for acquisition of business	$10,180	$932

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets:

	Year Ended December 31,
	2024	2023
Balance sheet classification
Cash and cash equivalents	$334,655	$257,227
Restricted cash in Prepaid and other current assets	500	—
Total cash, cash equivalents and restricted cash	$335,155	$257,227

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$100,282	$78,069	$350,571	$312,910
Cost of revenues	63,234	49,955	223,566	199,764
GAAP gross profit	37,048	28,114	127,005	113,146
Stock-based compensation	561	477	2,078	1,959
Non-GAAP gross profit	$37,609	$28,591	$129,083	$115,105

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income/(loss)	$4,524	$2,902	$4,041	$(1,765)
Adjusted for:
Depreciation and amortization	4,649	2,671	14,228	8,926
Provision for/(benefit from) income taxes	1,241	(1,398)	7,014	6,603
Stock-based compensation	8,198	7,839	34,167	35,516
Geographic reorganization (1)	365	330	1,627	1,858
Transaction and transformation-related costs (2)	906	519	3,144	2,038
Restructuring costs (3)	256	402	1,413	1,488
Interest and other income, net(4)	(4,504)	(2,569)	(13,160)	(10,418)
Non-GAAP EBITDA	$15,635	$10,696	$52,474	$44,246
__________________________
1.Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances, as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
2.Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
3.We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprised of severance charges and respective taxes and are included in General and administrative expenses in the Company’s consolidated statement of income/(loss) and comprehensive income/(loss).
4.Interest and other income, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, interest on cash held at banks and returns on investments in money-market funds, and other miscellaneous non-operating expenses.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income/(loss)	$4,524	$2,902	$4,041	$(1,765)
Adjusted for:
Stock-based compensation	8,198	7,839	34,167	35,516
Geographic reorganization (1)	365	330	1,627	1,858
Transaction and transformation-related costs (2)	906	519	3,144	2,038
Restructuring costs (3)	256	402	1,413	1,488
Other income, net(4)	(2,004)	(46)	(2,597)	(1,113)
Tax impact of non-GAAP adjustments (5)	(1,961)	(4,457)	(4,573)	(6,338)
Non-GAAP net income	$10,284	$7,489	$37,222	$31,684
Number of shares used in the GAAP diluted EPS	83,808	78,033	79,974	75,193
GAAP diluted EPS	$0.05	$0.04	$0.05	$(0.02)
Number of shares used in the non-GAAP diluted EPS	83,808	78,033	79,974	75,193
Non-GAAP diluted EPS	$0.12	$0.10	$0.47	$0.42
__________________________
(1)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances, as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(2)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprised of severance charges and respective taxes and are included in General and administrative expenses in the Company’s consolidated statement of income/(loss) and comprehensive income/(loss).
(4)Other income, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating income and expense. During the fourth quarter ended December 31, 2024, the Company started to include interest (income)/expense, net in its calculation of non-GAAP net income. As a result, the Company has adjusted previously reported Other (income)/expense, net adjustment to include interest income, net of $2.5 million and $9.3 million for the three months and year ended December 31, 2023, respectively.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUES BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended December 31,
	2024	% of revenue	2023	% of revenue
Retail	$32,724	32.6%	$24,579	31.5%
Technology, Media and Telecom	23,599	23.5%	24,191	31.0%
Finance	23,190	23.1%	8,280	10.6%
CPG/Manufacturing	11,259	11.2%	9,675	12.4%
Healthcare and Pharma	2,432	2.4%	3,361	4.3%
Other	7,078	7.2%	7,983	10.2%
Total	$100,282	100.0%	$78,069	100.0%

	Year Ended December 31,
	2024	% of revenue	2023	% of revenue
Retail	$113,957	32.5%	$102,551	32.8%
Technology, Media and Telecom	95,048	27.1%	98,830	31.6%
Finance	60,157	17.2%	28,842	9.2%
CPG/Manufacturing	40,468	11.5%	42,861	13.7%
Healthcare and Pharma	11,109	3.2%	13,653	4.4%
Other	29,832	8.5%	26,173	8.3%
Total	$350,571	100.0%	$312,910	100.0%